EXHIBIT 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



  Stockholders and Board of Directors
  Rentech, Inc.
  Denver, Colorado

       We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated November 12, 1999, except for Note 12 which is as of January 12, 2000, relating to the consolidated financial statements of Rentech, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1999.

  We also consent to the reference to us under the caption "Experts" in the Prospectus.


  /s/  BDO Seidman, LLP

  Denver, Colorado
  June 13, 2000